Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

John Dickinson to Join Intevac as Vice President of Operations

SANTA CLARA, CA – August 15, 2022 – Intevac, Inc. (Nasdaq: IVAC, “Intevac” or “the Company”), a leading supplier of thin-film processing systems, today announced that John Dickinson will join the Company as vice president of operations, effective September 1st, 2022.

“John brings over 30 years of experience in engineering and operational leadership roles at some of the world’s leading capital equipment companies, with particular expertise in the introduction of new technologies,” said Nigel Hunton, president and chief executive officer of Intevac. “We are very pleased to welcome someone of John’s caliber to the Intevac management team, as he will better position us to take advantage of the significant growth opportunities ahead.”

Mr. Dickinson joins Intevac from Applied Materials, Inc. a leading provider of process equipment for the semiconductor and display industries, where he served as director, mechanical engineer within the ICAPS group (encompassing chips for IoT, communications, automotive, power, and sensors) from April 2021 to August 2022. Prior to Applied Materials, Mr. Dickinson served as managing director of the Livermore Business Unit of Ferrotec USA, an electronics component manufacturing company, where he was the head of operations for both the e-beam deposition and contract manufacturing divisions serving semiconductor capital equipment OEMs, from January 2018 to April 2021. Prior to Ferrotec, Mr. Dickinson spent nine years at Applied Materials, where he served as applications engineering director, distinguished member of the technical staff. Prior to Applied Materials, Mr. Dickinson spent 17 years in various management and engineering roles at BOC Edwards, a global vacuum technology company. Mr. Dickinson holds a master’s degree in mechanical engineering and materials from the University of London.

“Intevac has a long history of materials science and process engineering leadership and, with several years of expected growth ahead, it is an exciting time to join the Company,” said John Dickinson, Intevac’s incoming vice president of operations. “With over 30 years of close partnership with the leading hard disk drive companies, Intevac is exceptionally well positioned to help enable the industry’s next major media technology transition, which is a major growth opportunity for the Company. I also look forward to driving growth through the new TRIO™ platform, which leverages the Company’s expertise in producing highly durable and precise thin-film coatings.”

About Intevac

Founded in 1991, we are the world’s leading provider of hard disk drive (HDD) media processing systems. Over the last 20 years, we have delivered over 180 200 Lean® systems, which currently represent at least 65% of the world’s capacity for HDD disk media production. Today, we believe that all of the new media capacity additions for the HDD industry are being deployed on our 200 Lean platform. With over 30 years of leadership in designing, developing, and manufacturing high-productivity, thin-film processing systems, we also have opportunities to leverage our technology in additional applications, such as protective coatings for the display cover glass market. For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

Forward Looking Statements

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: the Company’s revenue growth potential and future financial performance. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to, global economic impacts of COVID-19 including shipment delays, availability of components, supply chain constraints and other disruptions related to COVID-19, and changes in market dynamics that could change the delivery schedule of our systems and upgrades, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.